AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 26, 1997, by and among American Interactive Media, Inc., a Nevada corporation ("Acquiror"), AIM Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Webfeat Inc., a Delaware corporation ("Target") and Mark Graff (the "Shareholder"). Other shareholders of Target are party to this Agreement only for the purpose of making the representations in
Section 5.28. Each of Target and Merger Sub is collectively referred to herein as the "Constituent Corporations".

                                    RECITALS

     A. The respective Boards of Directors of Acquiror and Target each have determined that a business combination between Acquiror and Target is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have approved this Agreement and the merger provided for herein whereupon Merger Sub shall merge with and into Target upon the terms, and subject to the conditions, set forth herein.

     B. Acquiror owns all of the issued and outstanding capital stock of Merger Sub.

     C. The Shareholder owns 524 shares of the issued and outstanding capital stock of Target.

     D. Pursuant to the Merger (as hereinafter defined), among other things, the outstanding shares of Target Common Stock, $.01 par value ("Target Common Stock"), shall be converted into shares of Acquiror Common Stock, $.001 par value ("Acquiror Common Stock"), at the rate set forth herein.

     E. For federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "pooling of interests."

     F. Each of Acquiror, Merger Sub, Target and the Shareholder desires to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Target in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Target shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and all rights, privileges, powers, immunities, purposes and franchises of the Constituent Corporations shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL").

     1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle, 101 Park Avenue, New York, New York 10178, (i) at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Article 9 shall be fulfilled or waived in accordance herewith or (ii) at such other time, date or places as

Acquiror and Target may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 EFFECTIVE TIME. If all the conditions to the Merger set forth in
Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed, and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.4 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code and (ii) qualify for accounting treatment as a "pooling of interests."

     1.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                    ARTICLE 2

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is WebFeat, Inc."

     2.2 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended in accordance with applicable law.

                                    ARTICLE 3

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall serve until their successors are duly elected or appointed and qualified.

     3.2 OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve until their respective successors are duly elected or appointed and qualified.


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

                                    ARTICLE 4

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

     4.1 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

          (a) CONVERSION OF TARGET COMMON STOCK. At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 4.1(b)) will be canceled and extinguished and be converted automatically into the right to receive five thousand (5,000) shares of Acquiror Common Stock (the "Exchange Ratio"), subject to a maximum of four million (4,000,000) shares to be issued to Target Shareholders.

          (b) CANCELLATION OF TARGET COMMON STOCK OWNED BY ACQUIROR OR TARGET. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock and each share of Target Common Stock owned by Acquiror or any direct or indirect wholly-owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

     4.2 SURRENDER OF CERTIFICATES.

          (a) ACQUIROR TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Acquiror shall make available for exchange in accordance with this
     Article 4, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 4.1(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time.

          (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed or delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by Acquiror, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to Acquiror or to such agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 4.1, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 4.1.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 4.2(c)) with respect to such shares of Acquiror Common Stock.

          (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (e) NO LIABILITY. Notwithstanding anything to the contrary in this
     Section 4.2, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.3 NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 4.

     4.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 4.1; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or any agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     4.5 STOCK SUBJECT TO CONDITIONS. All shares of Acquiror Common Stock which are received in the Merger in exchange for shares of Target Common Stock which, under agreements with Target, are unvested and which, by its terms, does not terminate due to the Merger will also be unvested, and the certificates evidencing such shares will be marked with appropriate legends.

                                    ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF TARGET AND SHAREHOLDER

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

     In this Agreement, any reference to an entity's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, any reference to the Shareholder's knowledge or knowledge of the Shareholder or words of similar import shall mean the knowledge of the Shareholder, whether acquired in his capacity as shareholder, director or officer of Target or in any other manner.

     Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target and the Shareholder jointly and severally represent and warrant to Acquiror and Merger Sub as follows:

     5.1 ORGANIZATION, STANDING AND POWER. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     5.2 CAPITAL STRUCTURE AND STOCKHOLDER'S EQUITY

          (a) The authorized capital stock of Target consists of 1,000 shares of Common Stock, $.01 par value of which there were issued and outstanding as of the close of business on the date hereof, 800 shares of Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation, as amended, or Bylaws, as amended, of Target or any agreement to which Target is a party or by which it is bound.

          (b) There are not outstanding as of the date hereof any options, warrants or other rights to acquire capital stock from Target.

          (c) There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's and the Shareholder knowledge, between or among any of Target's stockholders, except for the stockholders named in Schedule 5.2(c) of the Target Disclosure Schedule.

          (d) The shareholders listed on Schedule 5.2(d) (such shareholders excluding Mark Graff are hereinafter called the "Other Target Shareholders") are the sole and exclusive holders and owners of all the issued and outstanding capital stock of Target indicated beside the name of such shareholder on Schedule 5.2(d), as of the Closing Date, free and clear of all liens, pledges, hypothecations, restrictions or encumbrances, and no other person, firm or corporation will have at Closing any interest whatsoever in any of such shares. Immediately following the Effective Time of the Merger, Acquiror will be the sole and exclusive holder and owner of all of the issued and outstanding capital stock of Target. Since the date of incorporation of Target, there have been no redemptions by Target of any shares of its capital stock except for the redemption of one share belonging to William Zaccheo in August of 1996.

     5.3 AUTHORITY AND ENFORCEABILITY

          (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target. This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under
     (i) any provision of the Certificate of Incorporation or Bylaws or equivalent organizational documents of Target, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have and could not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.3 and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          (b) This Agreement has been executed and delivered by the Shareholder and constitutes the valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. The Shareholder has the full right, power, legal capacity and authority to enter into this Agreement, free and clear of any statutory, contractual or other limitations and to enter into and perform such Shareholder's obligations under this Agreement.

     5.4 FINANCIAL STATEMENTS. The interim financial statement of Target for the period (such interim financial statement is hereinafter referred to at times as the "Target Financial Statements"), a copy of which is attached hereto as
Schedule 5.4, is true and correct and has been prepared in accordance with generally accepted accounting principles ("GAAP"), and the balance sheets in the Target Financial Statements fairly present the financial position of Target as of its date and sets forth in full and reflects all liabilities, including taxes, of Target as of such dates required to be reflected thereon in accordance with GAAP; the income statements fairly present the results of the operations of Target for the period indicated and covered thereby; and the Shareholders' Equity of Target as of such date was as set forth in the Target Financial Statements, after full provision and reserves for all taxes and other liabilities for all periods up to the dates thereof. Except for liabilities incurred after August 31, 1997, in the ordinary course of business and included on the books and records of Target, neither Target nor the Shareholder knows or has any reason to know of any liability or any basis for the assertion against Target of any liability not reflected or reserved against in the balance sheets required to be included thereon in accordance with GAAP.

     5.5 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 5.5, since August 31, 1997 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice, and there has occurred:

          (a) no material adverse change in the business, financial condition or results of operations (the "Business Condition"), or to the knowledge of Target or the Shareholder, the ability of Target to function in the future at least at current business levels of activity ("Target's Prospects");

          (b) no fire, explosion, accident, flood, smoke, water damage or other catastrophe, embargo, lockout, strike, labor trouble, or other emergency, which adversely affected the business or properties of Target as well as the buildings occupied or used by Target;

          (c) no sales of goods or services or other transactions of Target other than those occurring in the ordinary course of business, none of which has had or will have any Material Adverse Effect on Target's Business Condition, or to the knowledge of Target or the Shareholder, Target's Prospects;

          (d) no material change in the manner of conducting the business of Target;

          (e) no adverse change in the working capital position of Target and no buildup of its inventories out of the ordinary course of business and no markup of its fixed assets or inventories;

          (f) no financial or other commitments or obligations incurred by Target, except such as may be incidental to carrying on the ordinary course of business;

          (g) except for trade accounts payable, no borrowing by Target of any funds and no endorsing or guaranteeing payment by it of any loan or obligation, contractual or otherwise, of any other individual, firm, corporation or other entity, and there are no such borrowings, endorsements or guarantees by Target presently outstanding;

          (h) except for trade terms extended to customers in the ordinary course of business, no loans or advances by Target to any individual, firm, corporation or other entity at any time;

          (i) no capital additions or improvements in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate and no contracts or purchase orders therefor, to the properties of Target;

          (j) except for finished products and component parts sold by Target in the ordinary course of business, no sale, retirement, abandonment or other disposition of any property of Target, except the disposition of minor equipment in the ordinary course of business with an aggregate value of less than Ten Thousand Dollars ($10,000);

          (k) no outstanding obligation by Target for money borrowed, other than as set forth in the Target Financial Statements, except trade accounts payable and other current expenses and taxes incurred and accrued on its books and arising in the ordinary course of business, none of which obligations is in default or arrears of payment;

          (l) no dividend on Target's capital stock and no money or other property set apart for payment in respect of Target's capital stock;

          (m) except as contemplated hereby, no acquisition or contract to acquire in any manner, directly or indirectly, any of the outstanding capital stock of Target;

          (n) no payment of or any obligation to pay any amounts either in cash or other property to any person for cancellation of any outstanding options or agreements to acquire shares of Target's capital stock;

          (o) no change in the capital structure or Certificate of Incorporation or Bylaws of Target;

          (p) no change in the accounting methods or practices followed by Target in connection with the operations of Target;

          (q) no payment by Target of any bonus or other distribution to any officer or employee, sales representative, distributors or other sales agent of Target;

          (r) no notice of any violation by Target of any building, zoning code or fire code, health code or the Occupational Safety and Health and Safety Act of 1970, as amended ("OSHA"), Environmental Law (as hereinafter defined) and no actual or to the knowledge of Target or the Shareholder, threatened condemnation of the real properties currently owned or used by the Target (the "Real Properties"); or

          (s) any commitment or agreement by Target to do anything which would make any of Sections 5.5(a) - 5.5(r) untrue (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in Target's unaudited Balance Sheet for the period ended August 31, 1997, including the Notes thereto (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice and (iv) those incurred in connection with the execution of this Agreement.

     5.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or the Shareholder, threatened against Target or any of its respective properties or any of its respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target or the Shareholder, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.

     5.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Target which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

     5.9 GOVERNMENTAL AUTHORIZATION. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's businesses or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

     5.10 CERTAIN CONTRACTS AND ARRANGEMENTS. Except as disclosed in Schedule 5.10, Target is not a party to any material (i) employment agreement, (ii) collective bargaining agreement, (iii) license agreement or arrangement, (iv) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of Ten Thousand Dollars ($10,000) by Target or the guaranty of any obligation for the borrowing of money by Target in excess of such amount or (v) other agreement or arrangement.

     5.11 TITLE TO PROPERTY. Target has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 5.11 identifies each parcel of real property owned or leased by Target.

     5.12 INTELLECTUAL PROPERTY.

          (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form) licenses, customer lists, formulae, inventions, development tools, other proprietary rights, and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that the failure to have such rights have not and could not reasonably be expected to have a Material Adverse Effect on Target. Intellectual Property shall include all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

          (b) Schedule 5.12 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Target considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Target that is material to Target.

          (c) To the best knowledge of Target and the Shareholder, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Target is not, and Target will not be as a result of the execution and delivery of this Agreement or the performance of Target's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Target.

          (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the products and services of Target do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement could not have a Material Adverse Effect on Target.

          (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

          (g) Target has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

          (h) To the best knowledge of Target and the Shareholder, neither Target's operations nor any of its Intellectual Property infringes or provides any basis to believe that its operations or any of its Intellectual Property would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of Target or the Shareholder, any validly issued or pending patent or other right of any other person.

     5.13 ENVIRONMENTAL MATTERS.

          (a) The following terms shall be defined as follows:

               (i) "Environmental, Health and Safety Laws" shall mean all federal, state or local laws, ordinances, codes, regulations, rules, policies and orders regarding the protection of the environment, requiring pollution control equipment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or regarding the safety of employees or workers.

               (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, petroleum products and those substances, materials and wastes defined in or regulated under any Environmental, Health and Safety Law.

               (iii) "Property" shall mean all real property leased or owned by Target either currently or in the past.

               (iv) "Facilities" shall mean all buildings and improvements on the Property of Target.

          (b) Target and the Shareholder jointly and severally represent and warrant as follows with respect to the operations of Target: (i) to the best of Target's and the Shareholder's knowledge, no friable asbestos is contained in the Facilities; (ii) all Hazardous Materials have been disposed of in accordance with all Environmental, Health and Safety Laws;
     (iii) Target has received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental, Health and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the best of Target's and the Shareholder's knowledge, threatened relating to a violation of any Environmental, Health and Safety Law; (v) to the best of Target's and the Shareholder's knowledge, Target is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or any state analog statute, arising out of events occurring prior to the Closing Date which would have a Material Adverse Effect on Target; (vi) to the best of Target's and the Shareholder's knowledge, there have not been in the past, and are not now, any Hazardous Materials under or migrating to or from the Facilities or Property; (vii) to the best of Target's and the Shareholder's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) Target has not deposited, stored, or disposed of polychlorinated biphenyls (PCBs) on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to the best of Target's and the Shareholder's knowledge, the Facilities and Target's uses and activities therein have at all times complied with all Environmental, Health and Safety Laws; and (x) Target has all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

     5.14 TAXES. Target, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target is or has been a member have timely filed all Tax Returns required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. (a) No material claim for Taxes has become a lien against the property of Target or is being asserted against Target other than liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Target is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the best knowledge of Target or the Shareholder, threatening to assert against Target any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Target and (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target and is currently in effect . Target will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time attributable to adjustments made prior to the Merger pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. Target is not a party to any tax sharing or tax allocation agreement, and Target does not owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings:

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Target is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sparing agreement or order.

     5.15 EMPLOYEE BENEFIT PLANS.

          (a) Target does not maintain any pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program or arrangement within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any defined benefit plan ("Defined Benefit Plan") within the meaning of Section 3(35) of ERISA or
     Section 414(j) of the Code or any defined contribution plan ("Defined Contribution Plan") within the meaning of Section 3(34) of ERISA or Section 414(i) of the Code or any multi-employer plan ("Multi-employer Plan") within the meaning of Section 3(37) and 4001(a)(3) of ERISA (hereinafter each individually referred to as a "Plan" and collectively referred to as the "Plans") on behalf of any current or former officers or employees of Target or their beneficiaries or dependents (whether on an active or frozen basis).

          (b) Target has not in the past and does not currently sponsor, maintain, contribute to or otherwise have any obligation with respect to any Plan.

     5.16 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     5.17 EMPLOYEE MATTERS. Target is in compliance in all respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Target. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target does not have any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Target. There are no controversies pending or, to the best knowledge of Target and the Shareholder, threatened, between Target and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Target is not a party to any collective bargaining agreement or other labor union contract. Target does not know of any activities or proceedings of any labor union to organize any such employees.

     Schedule 5.17 contains a list of all current employees of Target as well as their current salaries, last calendar year bonus or incentive payments, if any, and starting dates of employment

     5.18 INTERESTED PARTY TRANSACTIONS. Except as disclosed in Schedule 5.18, Target is not indebted to any director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target, and there have been no other transactions between Target and any director, officer or principal shareholder of Target.

     5.19 INSURANCE. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bond as to which Target has received a denial, or to the best of Target's knowledge, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     5.20 COMPLIANCE WITH LAWS. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as, singly or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Target.

     5.21 [intentionally omitted]

     5.22 COMPLETE COPIES OF MATERIALS. Target has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

     5.23 POOLING OF INTERESTS. Neither Target nor, to the best knowledge of Target or the Shareholder, any of Target's directors, officers or stockholders has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.

     5.24 BROKERS' AND FINDERS' FEES. Neither Target nor the Shareholder has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.25 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     5.26 BOARD APPROVAL. The Board of Directors of Target has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

     5.27 CUSTOMERS AND SUPPLIERS. As of the date hereof, no material supplier of Target has indicated to Target that it will stop, or decrease the rate of, supplying materials, products or service to Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     5.28 PRIVATE PLACEMENT; RESTRICTIONS ON ACQUIROR COMMON STOCK

          (a) The Shareholder represents and warrants to Acquiror that the Shareholder has such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of her or his prospective investment and that the Acquiror Common Stock to be issued and delivered to him hereunder are being acquired for his own account for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act of 1933, as amended, (the "Securities Act") and the rules and regulations promulgated thereunder. The Shareholder understands that the Acquiror Common Stock received by him has not been, and will not be upon issuance, registered under the Securities Act for sale to Shareholder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Shareholder's investment intent and the accuracy of Shareholder's representations in this Section 5.28. The Shareholder agrees that he will not sell or otherwise transfer the Acquiror Common Stock unless it is registered under the Securities Act or unless an exemption from such registration is available.

          (b) The Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Common Stock stating that such Acquiror Common Stock has not been registered under the Securities Act or any state securities or "Blue Sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein.

     The Shareholder is aware that Acquiror will make a notation in its appropriate records with respect to the restrictions on the transferability of such Acquiror Common Stock. The Shareholder also consents and acknowledges that "stop transfer" instructions may be noted against the Acquiror Common Stock received by her or him as consideration hereunder. Acquiror hereby undertakes to remove any legend described in this Section
     5.28 or to rescind any `stop transfer' instructions described in this
     Section 5.28 as to any Acquiror Common Stock (i) if the Shareholder furnishes Acquiror with an opinion of counsel or other written information satisfactory in form and content to Acquiror that such legend or any such instructions are no longer required (as applicable) or (ii) with respect to and at the time of the disposition of any such Acquiror Common Stock pursuant to an effective registration statement under the Securities Act.

          (c) Shareholder has relied solely upon an independent investigation made by him and his representatives, if any. In making Shareholder's investment decision to participate in the Merger, the Shareholder is not relying on any oral or written representations or assurances from the Acquiror or any other person other than as set forth in this Agreement

     5.29 ACTION BY STOCKHOLDERS. Prior to the date hereof Target's shareholders listed on Schedule 5.2(d) have taken all requisite action to authorize and approve this Agreement and the Merger.

     5.30 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Target or the Shareholder herein or in the Target Disclosure Schedule, or in any certificate furnished by Target or the Shareholder pursuant to this Agreement when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

     Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub represent and warrant to Target as follows:

     6.1 ORGANIZATION, STANDING AND POWER. Each of Acquiror and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and each of its subsidiaries, each as amended to date, to Target. Neither Acquiror nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner, directly or indirectly through its subsidiaries, of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in
Schedule 6.1, all of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror, directly or indirectly through its subsidiaries, free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in Schedule 6.1, Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     6.2 CAPITAL STRUCTURE. The authorized capital stock of Acquiror consists of 50,000,000 shares of Common Stock, $.001 par value, and 100,000 shares of Preferred Stock, $1.00 par value, of which there were issued and outstanding as of the close of business on September 19, 1997 8,992,435 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after September 19, 1997 upon the exercise options issued under Acquiror's 1995 Incentive Stock Option Plan ("Acquiror Stock Option Plan"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on September 19, 1997, Acquiror has granted options and warrants for 3,990,250 shares of Common Stock. Other than this Agreement and as disclosed in the immediately preceding sentence, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, or repurchased, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

     6.3 AUTHORITY. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws or equivalent organizational documents of Acquiror or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have and could not reasonably be expected to have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.3, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     6.4 FINANCIAL STATEMENTS. The audited financial statements of Acquiror for the period from January 1, 1995 to and including December 31, 1995, January 1, 1996 to and including December 31, 1996 (the "Audited Financials") and the interim financial statements of Acquiror for the period from January 1, 1997 through August 31, 1997 (such interim financial statements and the Audited Financials are hereinafter collectively referred to at times as the "Acquiror Financial Statements"), copies of which are attached hereto as Schedule 6.4, are true and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP"), and except for such changes as may be disclosed in the notes to the Acquiror Financial Statements, consistently followed for three (3) years by

Acquiror; the balance sheets in the Financial Statements fairly present the financial position of Acquiror as of their respective dates and set forth in full and reflect all liabilities, including taxes, of Acquiror as of such dates required to be reflected thereon in accordance with GAAP; the income statements fairly present the results of the operations of Acquiror for the periods indicated and covered thereby; and the Shareholders' Equity of Acquiror as of such dates was as set forth in the Financial Statements, after full provision and reserves for all taxes and other liabilities for all periods up to the dates thereof. Except for liabilities incurred after August 31, 1997, in the ordinary course of business and included on the books and records of Acquiror, Acquiror does not know and has no reason to know of any liability or any basis for the assertion against Acquiror of any liability not reflected or reserved against in the balance sheets required to be included thereon in accordance with GAAP.

     6.5 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.5, since August 31, 1997 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice, and there has occurred:

          (a) no material adverse change in the business, financial condition or results of operations (the "Business Condition"), or to the knowledge of Acquiror, the ability of Acquiror to function in the future at least at current business levels of activity ("Acquiror's Prospects");

          (b) no fire, explosion, accident, flood, smoke, water damage or other catastrophe, embargo, lockout, strike, labor trouble, or other emergency, which adversely affected the business or properties of Acquiror as well as the buildings occupied or used by Acquiror;

          (c) no sales of goods or services or other transactions of Acquiror other than those occurring in the ordinary course of business, none of which has had or will have any Material Adverse Effect on Acquiror's Business Condition, or to the knowledge of Acquiror, Acquiror's Prospects;

          (d) no material change in the manner of conducting the business of Acquiror;

          (e) no adverse change in the working capital position of Acquiror and no buildup of its inventories out of the ordinary course of business and no markup of its fixed assets or inventories;

          (f) no financial or other commitments or obligations incurred by Acquiror, except such as may be incidental to carrying on the ordinary course of business;

          (g) except for trade accounts payable, no borrowing by Acquiror of any funds and no endorsing or guaranteeing payment by it of any loan or obligation, contractual or otherwise, of any other individual, firm, corporation or other entity, and there are no such borrowings, endorsements or guarantees by Acquiror presently outstanding;

          (h) except for trade terms extended to customers in the ordinary course of business, no loans or advances by Acquiror to any individual, firm, corporation or other entity at any time;

          (i) no capital additions or improvements in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate and no contracts or purchase orders therefor, to the properties of Acquiror;

          (j) except for finished products and component parts sold by Acquiror in the ordinary course of business, no sale, retirement, abandonment or other disposition of any property of Acquiror, except the disposition of minor equipment in the ordinary course of business with an aggregate value of less than Ten Thousand Dollars ($10,000);

          (k) no outstanding obligation by Acquiror for money borrowed, other than as set forth in the Acquiror Financial Statements, except trade accounts payable and other current expenses and taxes incurred and accrued on its books and arising in the ordinary course of business, none of which obligations is in default or arrears of payment;

          (l) no dividend on Acquiror's capital stock and no money or other property set apart for payment in respect of Acquiror's capital stock;

          (m) except as contemplated hereby, no acquisition or contract to acquire in any manner, directly or indirectly, any of the outstanding capital stock of Acquiror;

          (n) no payment of or any obligation to pay any amounts either in cash or other property to any person for cancellation of any outstanding options or agreements to acquire shares of Acquiror's capital stock;

          (o) no change in the capital structure or Articles of Incorporation or Bylaws of Acquiror;

          (p) no change in the accounting methods or practices followed by Acquiror in connection with the operations of Acquiror;

          (q) no payment by Acquiror of any bonus or other distribution to any officer or employee, sales representative, distributors or other sales agent of Acquiror;

          (r) no notice of any violation by Acquiror of any building, zoning code or fire code, health code or OSHA, Environmental Law and no actual or to the knowledge of Acquiror, threatened condemnation of the real properties currently owned or used by the Acquiror (the "Real Properties"); or

          (s) any commitment or agreement by Acquiror to do anything which would make any of Sections 6.5(a) - 6.5(r) untrue (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Acquiror nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Acquiror's unaudited Balance Sheet for the period ended August 31, 1997, including the Notes thereto (the "Acquiror Balance Sheet"),
(ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

     6.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the best knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries, or, to the knowledge of Acquiror and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

     6.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Acquiror or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquiror or any of its subsidiaries, any acquisition of property by Acquiror or any of its subsidiaries or the conduct of business by Acquiror or any of its subsidiaries as currently conducted or as proposed to be conducted by Acquiror or any of its subsidiaries except as previously disclosed to the Shareholder with respect to the MSU (UK) Limited and Zilog, Inc. agreements.

     6.9 GOVERNMENTAL AUTHORIZATION. Acquiror and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Acquiror or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Acquiror's or any of its subsidiaries' businesses or the holding of any such interest ((i) and (ii) herein collectively called "Acquiror Authorizations"), and all of such Acquiror Authorizations are in full force and effect, except where the failure to obtain or have any of such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on Acquiror.

     6.10 TITLE TO PROPERTY. Acquiror and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Acquiror Balance Sheet or acquired after the Acquiror Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Acquiror Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Acquiror Balance Sheet. The plants, property and equipment of Acquiror and its subsidiaries that are used in the operations of their business are in good operating condition and repair. All properties used in the operations of Acquiror and its subsidiaries are reflected in the Acquiror Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

     6.11 INTELLECTUAL PROPERTY.

          (a) Acquiror owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form) licenses, customer lists, formulae, inventions, development tools, other proprietary rights, and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Acquiror as currently conducted or as proposed to be conducted by Acquiror, except to the extent that the failure to have such rights have not and could not reasonably be expected to have a Material Adverse Effect on Acquiror. Intellectual Property shall include all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

          (b) Schedule 6.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Acquiror considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Acquiror is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Acquiror is a party and pursuant to which Acquiror is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Acquiror that is material to Acquiror.

          (c) To the best knowledge of Acquiror, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Acquiror, any trade secret material to Acquiror, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Acquiror. Acquiror has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Acquiror is not, and Acquiror will not be as a result of the execution and delivery of this Agreement or the performance of Acquiror's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Acquiror.

          (e) All patents, registered trademarks, service marks and copyrights held by Acquiror are valid and subsisting. Acquiror (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the products and services of Acquiror do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement could not have a Material Adverse Effect on Acquiror.

          (f) Acquiror has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Acquiror does not already own by operation of law.

          (g) Acquiror has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Acquiror by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Acquiror has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

          (h) To the best knowledge of Acquiror, neither Acquiror's operations nor any of its Intellectual Property infringes or provides any basis to believe that its operations or any of its Intellectual Property would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of Acquiror, any validly issued or pending patent or other right of any other person.

     6.12 TAXES. Acquiror and each of its subsidiaries and any consolidated, combined, unitary or aggregate group for Tax purposes of which Acquiror or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax returns. Except as disclosed in Schedule 6.12, (i) no material claim for Taxes has become a lien against the property of Acquiror or any of its subsidiaries or is being asserted against Acquiror or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Acquiror or any of its subsidiaries is being conducted by a Tax authority, (iii) no Tax authority is now asserting, or to the best knowledge of Acquiror, threatening to assert against Acquiror or any of its subsidiaries any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Acquiror or any of its subsidiaries and (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted by Acquiror or any of its subsidiaries and is currently in effect.

     6.13 EMPLOYEE BENEFIT PLANS.

          (a) Other than the Acquiror Stock Option Plan, Acquiror does not maintain any pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program or arrangement within the meaning of Section 3(3) ERISA, including, without limitation, any Defined Benefit Plan or any Defined Contribution or Multi-Employer Plan on behalf of any current or former officers or employees of Acquiror or their beneficiaries or dependents (whether on an active or frozen basis).

          (b) Acquiror has not in the past and does not currently sponsor, maintain, contribute to or otherwise have any obligation with respect to any Plan.

     6.14 EMPLOYEE MATTERS. Acquiror and each of its subsidiaries are in compliance in all respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Acquiror. There are no pending claims against Acquiror or any of its subsidiaries under any workers' compensation plan or policy or for long term disability. Neither Acquiror nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder except for obligations that would not have a Material Adverse Effect on Acquiror. There are no controversies pending or, to the best knowledge of Acquiror and its subsidiaries, threatened, between Acquiror or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of its subsidiaries is a party to any collective bargaining agreement or any labor union contract nor does Acquiror nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

     6.15 INTERESTED PARTY TRANSACTIONS. Neither Acquiror nor any of its subsidiaries is indebted to any director, officer, employer or agent of Acquiror or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Acquiror or any of its subsidiaries, and there have been no other material transactions between Acquiror and any director, officer or principal shareholder or Acquiror.

     6.16 INSURANCE. Acquiror and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Acquiror and its subsidiaries. There is no material claim pending under any of such policies or bond as to which Acquiror has received a denial, or to the best of Acquiror's knowledge, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquiror and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Acquiror has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     6.17 COMPLIANCE WITH LAWS. Each of Acquiror and its subsidiaries has complied with, is not in violation of and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as, singly or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Acquiror.

     6.18 [intentionally omitted]

     6.19 COMPLETE COPIES OF MATERIALS. Acquiror has delivered or made available true and complete copies of each document that has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror and its subsidiaries.

     6.20 POOLING OF INTERESTS. Neither Acquiror nor any of its subsidiaries nor, to the best knowledge of Acquiror, any of their respective directors, officers or stockholders has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.

     6.21 BROKERS' AND FINDERS' FEES. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     6.22 BOARD APPROVAL. The Boards of Directors of Acquiror and Merger Sub have unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of their respective stockholders and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Merger Sub approve this Agreement and the Merger.

     6.23 INTERNAL REVENUE CODE SECTION 368(c). Acquiror does not have any plan or intention to (i) reaquire any of its stock issued in the transaction, (ii) cause Target to issue additional shares of its stock that would cause Acquiror to lose control of Target within the meaning of Section 368(c) of the Code,
(iii) liquidate Target or merge Target with or into another corporation, (iv) sell or otherwise dispose of any of the stock of Target, (v) cause Target to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled (within the meaning of Section 368(c)) of the Code by Target or (vi) cause Target to discontinue its historic business or fail to continue to use a significant portion of its historic business assets in a business.

     6.24 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Acquiror or Merger Sub herein or the Acquiror Disclosure Schedule, or in any certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 7

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     7.1 CONDUCT OF BUSINESS OF TARGET AND ACQUIROR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or taxes, and
(ii) in the case of Taxes of Target or any of its subsidiaries, to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to notify promptly the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (b) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement (ii) any issuance of options by Acquiror in the ordinary course of business consistent with past practice and (iii) the issuance by Acquiror of securities in capital raising transactions consistent with past practice;

          (c) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (d) POOLING. Take any action, which would interfere with Acquiror's ability to account for the Merger as a pooling of interests; or

          (e) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 7.1(a) through (d) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     7.2 CONDUCT OF BUSINESS OF TARGET. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

          (a) MATERIAL CONTRACTS. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts;

          (b) INTELLECTUAL PROPERTY. Transfer to any person or entity any rights to its Intellectual Property;

          (c) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (d) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

          (e) INDEBTEDNESS. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (f) LEASES. Enter into any operating lease providing for payments in excess of an aggregate of $25,000;

          (g) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements and other than the expenses related to this Agreement or any of the transactions contemplated hereby;

          (h) CAPITAL EXPENDITURES Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (i) INSURANCE. Reduce the amount of any insurance coverage provided by existing insurance policies;

          (j) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Adopt any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (other than in the ordinary course of business), pay any special bonus or special remuneration to any employee or director or increase the salaries or wage rates of its employees;

          (k) SEVERANCE ARRANGEMENTS. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (l) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit or (iii) for a breach of this Agreement;

          (m) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

          (n) TAXES. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (o) NOTICES. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (p) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (q) OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 7.2(a) through (p) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     7.3 NO SOLICITATION. Target and the officers, directors and employees of Target will not, and Target will use its best efforts to insure that agents of Target will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below), or (ii) engage in negotiations with, or disclose any non-public information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target, other than the transactions contemplated by this Agreement.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

     8.1 ACCESS TO INFORMATION.

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 8.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     8.2 EXCHANGE ACT FILINGS. Acquiror shall use its reasonable business efforts to become a reporting company under the Securities Exchange Act of 1934, as amended, within six (6) months of the Effective Time.

     8.3 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any pubic statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the National Association of Securities Dealers, Inc.

     8.4 CONSENTS; COOPERATION.

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise.

     8.5 POOLING ACCOUNTING. Acquiror and Target shall each use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and Target shall use its best efforts to cause its "Affiliates" (as defined in Section 8.6) not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests.




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



     8.6 AFFILIATE AGREEMENTS.

          (a) Schedule 8.6(a) sets forth those persons who may be deemed "Affiliates" of Target within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"). Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall use its best efforts to deliver or cause to be delivered to Acquiror, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of Target, an executed Affiliate Agreement in the form attached hereto as Exhibit A-1. Acquiror and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by such Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of such Affiliates Agreements.

          (b) Schedule 8.6(b) sets forth those persons who may be deemed "Affiliates" of Acquiror within the meaning of Rule 144. Acquiror shall provide Target such information and documents as Target shall reasonably request for purposes of reviewing such list. Acquiror shall use its best efforts to deliver or cause to be delivered to Target, concurrently with the execution of this Agreement (and in each case prior to the Effective
     Time) from each of the Affiliates of Acquiror, an executed Affiliate Agreement in the form attached hereto as Exhibit A-2.

     8.7 PIGGYBACK REGISTRATION; DEMAND REGISTRATION

          (a) If at any time or times after Acquiror becomes a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Acquiror proposes to make a registered public offering of Common Stock, par value $0.001, (whether for its own account or for the account of others) under the Securities Act, other than an offering registered on Form S-8, Form S-4, or other Securities and Exchange Commission ("SEC") registration form which does not permit inclusion of shares of selling stockholders for offer to the public, Acquiror shall promptly give written notice of the proposed registration to the shareholders listed on Schedule 5.2(d) (the "5.2 Shareholders") prior to the proposed filing date of the registration statement, and at the written request of the any of the 5.2 Shareholders, delivered to Acquiror within 30 days after the receipt of such notice, Acquiror shall include in such registration and offering all of her or his Acquiror Common Stock that have been designated for registration in the 5.2 Shareholder's request (a "Piggyback Registration"), provided, however, that
     (i) Acquiror will not be required to effect a Piggyback Registration with respect to Acquiror Common Stock which have already been registered on another registration statement; and (ii) Acquiror may withdraw any proposed registration statement or offering of securities that gave rise to the Piggyback Registration at any time without liability to the 5.2 Shareholder. If, however, after two (2) years or more after Closing, a majority in interest of the 5.2 Shareholders demands that the Acquiror register an offering of the Acqiror Common Stock which have not already been registered on another registration statement held by the 5.2 Shareholders making such demand, Acquiror shall register an offering of such Acquiror Common Stock (a "Demand Registration", and such Demand Registration or Piggyback Registration referred to as a "Registration").

          (b) If a Piggyback Registration is an underwritten primary registration on behalf of Acquiror, and the lead underwriter advises Acquiror in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, Acquiror shall include in such offering first, the securities of Acquiror proposed to be sold by Acquiror, second, the Acquiror Common Stock requested to be included in such registration by the 5.2 Shareholder and third, other securities proposed to be included in such registration. If a Piggyback Registration is an underwritten secondary registration on behalf of selling stockholders, and the lead underwriter advises Acquiror in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, then Acquiror shall include in such offering first, the securities of Acquiror proposed to be sold by the stockholders requiring or demanding that Acquiror effect such registration, second, the Acquiror Common Stock requested to be included in such registration by the 5.2 Shareholder and third, other securities (if any) proposed to be included in such registration. If a Piggyback Registration is with respect to an underwritten primary registration on behalf of Acquiror, 5.2(d) Shareholder agrees to sell her or his Acquiror Common Stock, if Acquiror so requests, on the same basis as the other securities included in such registration are being sold, and the underwriter or underwriters for such registration shall be selected by Acquiror.

          (c) Acquiror shall have no obligation to include Acquiror Common Stock owned by a 5.2(d) Shareholder in a registration statement for a Registration, unless and until the 5.2(d) Shareholder has furnished to Acquiror all information and statements about or pertaining to the 5.2(d) Shareholder in such reasonable detail and on such timely basis as is reasonably deemed by Acquiror to be necessary or appropriate for the preparation of the registration statement.

          (d) Whenever a request for a Registration is properly made in accordance with Section 8.7(a), Acquiror shall, as expeditiously as reasonably possible:

               (i) prepare and file with the SEC a registration statement with respect to such Acquiror Common Stock and use its best efforts (subject to Section 8.7(a)) to cause such registration statement to become effective as soon as practicable thereafter and the 5.2(d) Shareholder shall have the opportunity to object to any information pertaining solely to such 5.2(d) Shareholder that is contained therein and Acquiror will make the corrections reasonably requested by the 5.2(d) Shareholder with respect to such information;

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective for a period of not less than six (6) months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (iii) furnish to the 5.2(d) Shareholder the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as the 5.2(d) Shareholder may reasonably request in order to facilitate the disposition of the Acquiror Common Stock owned by such 5.2(d) Shareholder;

               (iv) use its best efforts to register or qualify such shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as the 5.2(d) Shareholder reasonably requests, and to do any and all other acts and things that may be reasonably necessary or advisable to enable the 5.2(d) Shareholder to consummate the disposition of such shares in such jurisdictions; provided, however, that Acquiror will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 8.7(d), (ii) subject itself to taxation in any such jurisdiction or (iii) file any general consent to service of process in any such jurisdiction; and

               (v) notify the 5.2(d) Shareholder, at any time when a prospectus relating to the Acquiror Common Stock is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) If, after a registration statement becomes effective, Acquiror advises the 5.2(d) Shareholder that Acquiror considers it appropriate for the registration statement to be amended, the 5.2(d) Shareholder shall suspend any further sales of their registered shares until Acquiror advises her or him that the registration statement has been amended. The six (6) month time period referred to herein during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will Acquiror be required to update the registration statement after the first anniversary of the date hereof.

          (f) With respect to any Registration, the 5.2 Shareholder shall pay all transfer taxes, if any, relating to the sale of its Acquiror Common Stock and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

          (g) With respect to any Registration, except for the fees and expenses specified in Section 8.7(f) hereof and except as provided below in this
     Section 8.7(g), regardless of whether any registration statement becomes effective, Acquiror shall pay all expenses incident to a Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky laws, underwriting discounts, fees, and expenses (other than the 5.2(d) Shareholder's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Acquiror and all independent certified public accountants and other persons retained by Acquiror.

          (h) Acquiror agrees to indemnify, to the extent permitted by law, each holder of Acquiror Common Stock, against all losses, claims, damages, liabilities and expenses, joint or several (or actions in respect thereof) ("Losses") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or other document and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any violation by the Acquiror of the Securities Act or any rule or regulation promulgated thereunder, or of any Blue Sky or other state securities laws or any rule or regulation promulgated thereunder, except insofar as the same are caused by any untrue or alleged untrue statement or any omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Acquiror by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Acquiror has furnished such holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such holder after Acquiror has furnished such holder with a sufficient number of copies of the same.

          (i) In connection with any registration statement in which the holder of Acquiror Common Stock is participating, such holder will furnish to the Acquiror in writing such information and affidavits as the Acquiror requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, severally and not jointly, will indemnify the Acquiror, each person, which may be an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof ("Person"), who controls the Acquiror (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in and in conformity with, any information so furnished in writing by such holder or its representatives to the Acquiror expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by the Acquiror in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Acquiror Common Stock shall not be liable in any such case to the extent that the holder has furnished in writing to the Acquiror prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Acquiror, and the Acquiror failed to include such information therein. In no event shall the liability of the selling holder of Acquiror Common Stock hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Acquiror Common Stock giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

          (j) If any Person shall be entitled to indemnity hereunder, such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding or investigation or written threat thereof ("Proceeding"') with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability hereunder except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the indemnifying party or parties, and there exists, in the opinion of counsel for the indemnified parties, legal defenses available to the indemnified parties which are different from or in addition to those available to the indemnifying party, or a conflict exists between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

          (k) If the indemnification provided for in Sections 8.7(h), (i), (j) and (k) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which Sections 8.7(h), (i), (j) and (k) would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under Section 8.7(j) if the indemnification provided for in Section 8.7(h) or 8.7(i) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.7(k) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provision of this Section 8.7(k), an indemnifying party that is a selling holder of Acquiror Common Stock shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The provisions of Sections 8.7(h), (i), (j) and (k) shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, contract or otherwise and shall remain in full force and effect and shall survive the transfer of the Acquiror Common Stock.

     8.8 LEGAL REQUIREMENTS. Each of Acquiror, Merger Sub and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     8.9 BLUE SKY LAWS. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common stock in connection with the Merger.

     8.10 INDEMNIFICATION.

          (a) Shareholder's Indemnity. The Shareholder hereby indemnifies and agrees to defend and hold Acquiror, Merger Sub and their respective successors and assigns (the "Acquiror Indemnified Parties") harmless from and against and agrees to pay or cause to be paid to the Acquiror Indemnified Party all amounts equal to the sum of any and all claims, demands, costs, expenses or other liabilities of any kind that the Acquiror Indemnified Party may incur or suffer (including, without limitation, all professional fees (including attorneys' fees, accountants, consultants and engineering fees), remediation costs, fines, investigation, clean-up, restoration or mitigating measures or other expenses), which arise or result from any breach of or failure by the Shareholders or Target to perform any of their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by it under this Agreement. Notwithstanding the foregoing, Acquiror and Merger Sub agree that the personal liability hereunder of the Shareholder shall be limited to the consideration received by the Shareholder as a result of the transactions contemplated hereby. In the case of any reference to the Shareholder under this indemnity, Shareholder shall be referred to at times as the "Shareholder Indemnifying Party."

          (b) Acquiror's Indemnity. Acquiror hereby agrees to defend and hold the Shareholder (hereinafter referred to as a "Shareholder Indemnified Party") harmless from and against and agrees to pay or cause to be paid to the Shareholder Indemnified Parties all amounts equal to the sum of any and all claims, demands, costs, expenses or other liabilities of any kind that the Shareholder Indemnified Party may incur or suffer (including, without limitation, all professional fees) which arise or result from any breach of or failure by the Acquiror or Merger Sub to perform any of their representations, warranties, covenants or agreements in this Agreement or in any schedule, exhibit, or other instrument furnished or to be furnished by it under this Agreement. In the case of any reference to Acquiror under this indemnity, Acquiror shall be referred to at times as the "Acquiror Indemnifying Party."

          (c) Procedures; Limitation. In this Paragraph 10 of Article 8, Acquiror Indemnified Parties and Shareholder Indemnified Parties shall be referred to at times as the "Indemnified Parties" or "Indemnified Party," and the Shareholder Indemnifying Party and the Acquiror Indemnifying Party shall be referred to at times herein as the "Indemnifying Parties" or "Indemnifying Party," as the case may be. If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in
     Section 8.10(a), the procedure set forth below shall be followed.

          (d) Indemnity Basket. Notwithstanding any other provision of this Agreement to the contrary, neither of the Indemnifying Parties shall be liable to any Indemnified Party with respect to any amount arising out any provision of this Paragraph 10 of Article 8 ("8.10 Losses") unless and until the aggregate of 8.10 Losses incurred by the Indemnified Party shall exceed the sum of twenty-five thousand dollars ($25,000) (the "Indemnity Basket"). In the event and to the extent that any such 8.10 Losses shall be in excess of the Indemnity Basket, the Shareholder pursuant to 8.10(a) and Acquiror pursuant to 8.10(b) shall thereafter be liable in full for all
     8.10 Losses in excess of such Indemnity Basket.

          (e) Notice. Indemnified Party shall give to the Indemnifying Party written notice of any claim, suit, judgment or matter for which indemnity may be sought under Sections 8.10(a) or (b), promptly but in any event within twenty (20) business days after the Indemnified Party receives notice thereof; provided, however, that failure by Indemnified Party to give such notice shall not relieve Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim, (ii) the Sections of the Agreement pursuant to which the claim is made, and (iii) the dollar amount of such claim, and shall be given in accordance with Article Eleven below. Indemnifying Party shall have a period of twenty (20) business days within which to respond thereto. If Indemnifying Party does not respond within such twenty (20) business day period, Indemnifying Party shall be deemed to have accepted responsibility for such indemnity. The indemnification period provided for in Section 11.1 shall be tolled solely with respect to a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim so long as such claim is made within the indemnification period set forth in Section 11.1. The indemnification provided for herein shall apply to any claim made prior to the end of the indemnification period set forth in Section 11.1.

          (f) Defense of Claim. The Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within twenty (20) business days of receipt of such notice. If the Indemnified Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such twenty (20) business day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, subject to the limitations provided herein, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all costs, demands, losses, liabilities, obligations, claims, causes of action and expenses suffered, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

          (g) Final Authority. The parties shall cooperate in the defense of any such claim or litigation, and each shall make available all books and records which are relevant in connection with such claim or litigation. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party.

          (h) Claims Between Indemnifying Party and the Indemnified Party. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying

     Party shall have a period of thirty (30) days within which to respond thereto. If the Indemnifying Party does not respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such thirty (30) day period and rejects such claim in whole or in part, the Indemnified Party shall submit the dispute to arbitration in accordance with clause (i) below.

          (i) Arbitration. Either party shall submit a dispute arising under the indemnification provisions contained herein to a panel of three (3) arbitrators chosen pursuant to the rules of the American Arbitration Association. The parties hereto hereby submit and consent to the jurisdiction of the American Arbitration Association for any dispute arising pursuant to the indemnification provisions contained herein. Any arbitration hereunder shall take place in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such arbitration to take place in New York City and the award rendered by the arbitrators shall be final and binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (j) Payment. Any and all amounts determined from time to time to be paid hereunder (i) by the Shareholder by reason of his indemnity obligations under Section 8.10(a) of this Agreement shall be paid to Acquiror in cash, on demand; and (ii) by Acquiror by reason of its indemnity obligations under Section 8.10 of this Agreement shall be paid to the Shareholder in cash, on demand.

     8.11 DIRECTOR NOMINEE. At the Effective Time, Acquiror shall take such action as is necessary in order to enable one individual designated by Target to be elected to Acquiror's Board of Directors (the "Designee"). Target has selected as the Designee Mark Graff. Immediately after the Effective Time, Acquiror's Board of Directors shall consist of the following four directors:
Peter Yunich, Mark Graff, Robert Frost and Michael Salaman.

     8.12 EXECUTIVE MANAGEMENT COMMITTEE. At the Effective Time, Acquiror shall establish an Executive Management Committee which shall include, but not be limited to Mark Graff and Peter Yunich. The Executive Management Committee shall direct the business plans of Target.

     8.13 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement as promptly as practicable. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto.

          (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (b) GOVERNMENTAL APPROVAL. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby.

     9.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) CERTIFICATE OF ACQUIROR. Target shall have been provided with a certificate executed on behalf of Acquiror by its Chairman and its Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

          (c) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

          (d) AFFILIATE AGREEMENTS. Target shall have received from each of the Affiliates of Acquiror an executed Affiliate Agreement in substantially the form attached hereto as Exhibit A-2.

          (e) THIRD PARTY CONSENTS. Target shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Acquiror or any of its subsidiaries or otherwise.

          (f) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (g) OTHER CERTIFICATES. Target shall have received such other certificates and documents (customary in similar transactions) relating to the satisfaction of the conditions to the obligations of Target as Target or its counsel reasonably request.

     9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER SUB. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Target and the Shareholder in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) CERTIFICATE OF TARGET. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Target and the Shareholders under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

          (c) THIRD PARTY CONSENTS. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target or otherwise.

          (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

          (f) AFFILIATE AGREEMENTS. Acquiror shall have received from each of the Affiliates of Target, an executed Affiliate Agreement in substantially the form attached hereto as Exhibit A-1.

          (g) GRAFF EMPLOYMENT AGREEMENT. Acquiror and Mark Graff shall have entered into an employment agreement the terms of which shall have been mutually acceptable to both parties.

          (h) RESIGNATIONS. Acquiror shall have received letters of resignation, effective as of the Effective Time, executed and tendered by each of the then incumbent directors of Target.

          (i) OTHER CERTIFICATES. Acquiror shall have received such other certificates and documents (customary in similar transactions) relating to the satisfaction of the conditions to the obligations of Acquiror and Merger Sub as Acquiror or its counsel reasonably request, including without limitation, agreements of holders of Target Common Stock whereby such holders waive the applicability of any registration rights in respect of Acquiror Common Stock to be received in the Merger.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target and Acquiror, this Agreement may be terminated:

          (a) by mutual consent of Acquiror and Target;

          (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 1997 (or such later date as may be agreed upon in writing by the parties hereto);

          (c) by Acquiror, if Target or the Shareholder shall breach any of its or his respective representations, warranties or obligations hereunder in any material respect (except for such representations, warranties and obligations that are qualified by their terms by a reference to materiality, which representations, warranties and obligations as so qualified shall not be breached in any respect) and such breach shall not have been cured within ten business days of receipt by Target of written notice of such breach.

          (d) by Target, if (i) Acquiror shall breach any of its representations, warranties or obligations hereunder in any material respect (except for such representations, warranties and obligations that are qualified by their terms by a reference to materiality, which representations, warranties and obligations as so qualified shall not be breached in any respect) and such breach shall not have been cured within ten days following receipt by Acquiror of written notice of such breach.

          (e) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

     10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of, Section 10.3 (Expenses and Termination Fees) and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement.

     10.3 EXPENSES AND TERMINATION FEES.

          (a) Subject to subsections (b) and (c) of this Section 10.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense provided, however, that if the Closing occurs Acquiror will assume all costs and expenses of Target incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation, the fees and expenses of its advisers, accountants and legal counsel).

          (b) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 10.1(c) Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel.)

          (c) In the event that Target shall terminate this Agreement pursuant to Section 10.1(d), Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

     10.4 AMENDMENT. The respective Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

     10.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive Closing for a period of 3 years except for items covered in Section 5.14 (and 8.10 with respect thereto) which shall survive until the expiration of the applicable statute of limitations period, and except for Sections 5.2(d) and 5.3 (and 8.10(a) with respect thereto) and 6.3 (and 8.10(b) with respect thereto), which shall survive without limitation.

     11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Acquiror or Merger Sub, to:

                           American Interactive Media, Inc.
                           611 Broadway, Suite 308
                           New York, NY  10012
                           Attention:  James Stokes Hatch
                           Facsimile No.:  (212) 358-8380

                           with a copy to:

                           Curtis, Mallet-Prevost, Colt & Mosle
                           101 Park Avenue
                           New York, NY  10178-0061
                           Attention:  Jeffrey N. Ostrager
                           Facsimile No.:  (212) 697-1559

                  (b)      if to Target, to:

                           WebFeat, Inc.
                           611 Broadway, Suite 418
                           New York, NY  10012
                           Attention:  Mark Graff
                           Facsimile No.:  (212) 358-0189

                           with a copy to:

                           Epstein, Becker & Green, P.C.
                           250 Park Avenue
                           New York, NY  10177
                           Attention:  Joseph Smith
                           Facsimile No.:  (212) 661-0989

     11.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 26, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.5 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     11.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.7 REMEDIES CUMULATIVE; NO WAIVER. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law thereof).

     11.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, and the Shareholder has duly executed and delivered this Agreement, all as of the date first written above.

                                            AMERICAN INTERACTIVE MEDIA, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            AIM MERGER CORP.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            WEBFEAT INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MARK GRAFF

                                            ____________________________________

     IN WITNESS WHEREOF, the undersigned join as parties to this Agreement for the sole purpose of making the representations and warranties in Section 5.28 above.

Dated:  September 26, 1997

                                            WILLIAM J. ZACCHEO

                                            ____________________________________

                                            RICHARD SCOTT FEIFER

                                            ____________________________________

                                            ROBERT M. GYURE

                                            ____________________________________

                                            ROBERT P. PERNA

                                            ____________________________________

                                            JERILYN KESSEL

                                            ____________________________________

                                            DAVID A. DANIELS

                                            ____________________________________

                                            FREDERICK E. SMITHLINE

                                            ____________________________________

                                            JOSEPH P. TERRANOVA

                                            ____________________________________